KIRKPATRICK & LOCKHART LLP
                1800 Massachusetts Avenue, N.W.
                           2nd Floor
                 Washington, D. C.  20036-1800

                    Telephone (202) 778-9000
                    Facsimile (202) 778-9100

                       February 25, 1997


Legg Mason Global Trust, Inc.
111 South Calvert Street
Baltimore, Maryland 21202


Dear Sirs:

     Legg Mason Global Trust, Inc. (the "Company") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated December 31, 1992. We understand that the Company is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares par value $0.001 per share ( shares"), in the following three series: Legg Mason Global Government Trust, Legg Mason International Equity Trust, and Legg Mason Emerging Markets Trust, which it has registered under the Securities Act of 1933, as amended, and which were sold during the fiscal year ended December 31, 1996.

     We have, as counsel, participated in various corporate and other matters relating to the Company. We have examined copies of the Articles of Incorporation and By-Laws, as now in effect, and the minutes of meetings of the directors and other documents relating to the organization and operation of the Company, and we are generally familiar with its affairs. Based on the foregoing, it is our opinion that the shares of capital stock of the Company sold during the fiscal year ended December 31, 1996, the registration of which will be made definite by the filing of a Rule 24f-2 Notice, were legally issued, fully paid and non-assessable. We express no opinion as to compliance with the 1933 Act, the Investment Company Act of 1940 or applicable state securities laws in connection with the sale of shares of capital stock.

     We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "The Fund's Legal Counsel" in the statement of additional information

Kirkpatrick & Lockhart LLP

Legg Mason Global Trust, Inc.
February 25, 1997
Page 2




incorporated by reference into the prospectus and filed as part of the Company's registration statement.



                              Very truly yours,

                              KIRKPATRICK & LOCKHART LLP



                              By:/s/Arthur C. Delibert
                              Arthur C. Delibert